Exhibit 1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-2 21988G 403 & 21988G AB2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2001.

INTEREST ACCOUNT
----------------
Balance as of February 1, 2001................................             $0.00
         Scheduled Income received on securities..............     $1,248,975.00
         Unscheduled Income received on securities............             $0.00

                                                                   $1,248,975.00

LESS:
         Distribution to Class A1 Holders.....................    -$1,220,000.00
         Distribution to Class A2 Holders.....................       -$28,975.00
         Distribution to Depositor............................            -$0.00
         Balance as of August 1, 2001.........................             $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of February 1, 2001................................             $0.00
         Scheduled Principal payment received on securities...             $0.00
LESS:
         Distribution to Holders..............................             $0.00
Balance as of August 1, 2001..................................             $0.00



                   UNDERLYING SECURITIES HELD AS OF AUGUST 1, 2001
Principal
Amount                    Title of Security
------                    -----------------
$30,500,000       Southern Company Capital Trust I 8.19% Capital Securities
                  Due February 1, 2037 CUSIP: 84258PAC1

U.S Bank Trust National Association, as Trustee


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